Exhibit 99.1

Purple Innovation Reports First Quarter 2026 Results

Showroom Comps up 7.0%, Marking the Third Consecutive Quarter of Positive Comps

E-commerce Trends Improve Sequentially

Early Traction from Purple Royale at Mattress Firm Supports Premium Momentum and Wholesale Growth

Reaffirms Full Year EBITDA Guidance; Positioned for Improving Performance in Second Quarter

Lehi, Utah, April 28, 2026 – Purple Innovation, Inc. (NASDAQ: PRPL) (“Purple”), a comfort innovation company whose mattresses promise to give you “less pain, better sleep,” today announced results for the first quarter ended March 31, 2026.

“During the first quarter, we continued to build on the progress we made at the end of last year, with improving consistency across our business and solid performance in our showroom and wholesale channels,” said Rob DeMartini, CEO of Purple Innovation. “While total sales were modestly down, ecommerce trends improved sequentially, and we are seeing early benefits from the more disciplined execution and the actions we’ve taken to strengthen the business.”

“We are encouraged by the strong response to our premium portfolio, including early traction for Purple Royale at Mattress Firm and continued momentum in Rejuvenate 2.0, as we expand our wholesale partnerships and improve operating efficiency. As we enter the second quarter, we remain focused on driving growth through better consumer insight, differentiated innovation rooted in our GelFlex Grid technology, and expanded distribution, and believe that we are well positioned to deliver continued progress in 2026.”

First Quarter 2026 Financial Results

First quarter 2026 net revenue was $95.7 million, down approximately 8.1% compared to the first quarter of 2025. The decrease was primarily driven by softness in e-commerce and lower wholesale revenue, partially offset by growth in showrooms. During the first quarter of 2026, total amounts billed were approximately $100.6 million, down 3.4% year over year; however, as a result of required net reporting related to certain wholesale transactions, reported revenue was reduced by $4.9 million to $95.7 million.

Gross profit for the first quarter was $35.2 million or 36.8% of net revenue, compared to $41.0 million or 39.4% in the prior-year period. Gross margin was impacted by a strategic investment in Royale floor models to support the Mattress Firm rollout, as well as modest manufacturing overhead deleverage driven by lower production volumes and less favorable absorption of fixed costs. These impacts are primarily timing-related and not indicative of a change in the underlying health of the business.

First quarter operating expenses were $52.0 million, down 6.3% from $55.5 million in the prior year quarter. The improvement was primarily driven by ongoing cost savings initiatives and the benefits of prior restructuring actions, partially offset by higher expenses related to the ongoing evaluation of strategic alternatives, which may vary by quarter.

Net loss attributable to Purple Innovation, Inc. for the first quarter was $30.5 million, compared to $19.1 million in the prior year.

Adjusted EBITDA for the first quarter was $(4.8) million, flat from this time last year.

Balance Sheet

As of March 31, 2026, the Company had cash and cash equivalents of $25.0 million compared to $24.3 million as of December 31, 2025.

Net inventories as of March 31, 2026, totaled $58.1 million, down 2.7% compared to December 31, 2025.

2026 Outlook

The Company is updating its 2026 outlook for full year revenue to a range of $465 to $485 million, from the prior range of $500 to $520 million, due to the accounting adjustment noted earlier in this press release. The Company is maintaining its adjusted EBITDA in the range of $20 to $30 million.

Conference Call and Webcast Information

Purple Innovation, Inc. will host a live conference call to discuss financial results today, April 28, 2026, at 8:30 a.m. Eastern Time. To access the call dial 800-715-9871 (domestic) or 646-307-1963 (international). The call is also being webcast and can be accessed on the investor relations section of the Company’s website, investors.purple.com. After the conference call, a webcast replay will remain available on the investor relations section of the Company’s website for one year.

About Purple

Purple exists to help people get the best sleep of their lives — by reducing pain, deepening sleep, and unlocking the potential for brighter dawns and better days. At the center of that mission is our signature innovation, the GelFlex Grid®. Originally developed in medical settings to support the body in its most vulnerable moments, the GelFlex Grid delivers a one-of-a-kind combination of pressure relief, alignment, and temperature balance that helps people fall asleep easier, stay asleep longer, and wake up with less pain.

That same comfort technology extends beyond mattresses into pillows, bedding, and cushions designed to make everyday life feel a little lighter and a lot more comfortable. Because when pain eases and sleep improves, everything else gets better too — your energy, your outlook, and your ability to show up for the moments that matter.

Less pain. Better sleep.

Learn more at www.purple.com

Forward Looking Statements

Certain statements made in this release that are not historical facts are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Statements based on historical data are not intended and should not be understood to indicate the Company’s expectations regarding future events. Forward-looking statements provide current expectations or forecasts of future events or determinations. These statements include, but are not limited to, statements regarding our innovation pipeline, the timing of new product collection launches, our ability to improve profitability and optimize our business, the expansion of and benefits to us from our commercial relationship with Mattress Firm, the impact of other commercial relationships, including those with Walmart, Costco, and other traditional and non-traditional partners, our ability to drive profitable growth and create shareholder value, and our outlook for revenue and adjusted EBITDA for the first quarter and full year 2026. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Factors that could influence the realization of forward-looking statements include, among others: changes in economic, financial and end-market conditions in the markets in which we operate; fluctuations in raw material prices and cost of labor; the financial condition of our customers and suppliers; competitive pressures, including the need for technology improvement, successful new product development and introduction; changes in consumer demand, including pullbacks in consumer spending; disruptions to our manufacturing processes; and the risk factors outlined in the “Risk Factors” section of our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 25, 2026, and in our other filings made with the SEC. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

EBITDA, adjusted EBITDA, adjusted net income, and adjusted net income per diluted share are non-GAAP financial measures that remove the impact of certain non-cash and non-recurring costs. Management believes that the use of such non-GAAP financial measures provides investors with additional useful information with respect to the impact of various adjustments, which we view as a better measure of our operating performance. Refer to the attached table for the reconciliation of such non-GAAP financial measures to the most comparable GAAP financial measure.

With respect to the Company’s Adjusted EBITDA outlook for the first quarter and full year 2026, a quantitative reconciliation to the corresponding GAAP information cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted, including but not limited to warrant liabilities and stock based compensation. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a material impact on its future GAAP financial results.

Investor Contact:

Stacy Turnof, Edelman Smithfield

stacy.turnof@edelmansmithfield.com

917-362-2581

PURPLE INNOVATION, INC.

Condensed Consolidated Balance Sheets

(unaudited – in thousands, except for par value)

	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$24,955	$24,345
Accounts receivable, net	21,143	41,272
Inventories	58,088	59,725
Prepaid expenses	5,829	5,487
Other current assets	5,562	5,891
Total current assets	115,577	136,720
Property and equipment, net	75,833	77,961
Operating lease right-of-use assets	67,085	67,271
Intangible assets, net	6,152	6,346
Other long-term assets	7,340	7,961
Total assets	$271,987	$296,259

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$41,992	$40,312
Accrued compensation	5,913	7,673
Customer prepayments	4,738	5,276
Accrued rebates and allowances	8,573	13,416
Accrued warranty liabilities – current portion	7,498	7,141
Operating lease obligations – current portion	16,902	17,366
Other current liabilities	7,597	10,339
Total current liabilities	93,213	101,523
Related party debt	119,199	111,305
Accrued warranty liabilities, net of current portion	19,981	19,570
Operating lease obligations, net of current portion	74,997	75,616
Warrant liabilities	23,108	16,150
Other long-term liabilities	1,629	1,764
Total liabilities	332,127	325,928
Commitments and contingencies
Stockholders’ equity (deficit):
Class A common stock; $0.0001 par value, 210,000 shares authorized; 108,634 issued and outstanding at March 31, 2026 and 108,246 issued and outstanding at December 31, 2025	11	11
Class B common stock; $0.0001 par value, 90,000 shares authorized; 163 issued and outstanding at March 31, 2026 and at December 31, 2025	—	—
Additional paid-in capital	595,687	595,582
Accumulated deficit	(655,821)	(625,280)
Total stockholders’ equity (deficit) attributable to Purple Innovation, Inc.	(60,123)	(29,687)
Noncontrolling interest	(17)	18
Total stockholders’ equity (deficit)	(60,140)	(29,669)
Total liabilities and stockholders’ equity (deficit)	$271,987	$296,259

PURPLE INNOVATION, INC.

Condensed Consolidated Statements of Operations

(unaudited – in thousands, except per share amounts)

	Three Months Ended March 31,
	2026	2025
Revenues, net	$95,730	$104,171
Cost of revenues:
Cost of revenues	60,535	62,207
Cost of revenues - restructuring related charges	—	918
Total cost of revenues	60,535	63,125
Gross profit	35,195	41,046
Operating expenses:
Marketing and sales	31,557	36,626
General and administrative	18,033	14,487
Research and development	2,448	2,452
Restructuring, impairment and other related charges	—	1,960
Total operating expenses	52,038	55,525
Operating loss	(16,843)	(14,479)
Other income (expense):
Interest expense	(8,219)	(4,764)
Other income, net	1,491	69
Change in fair value – warrant liabilities	(6,958)	49
Total other expense, net	(13,686)	(4,646)
Net loss before income taxes	(30,529)	(19,125)
Income tax expense	(47)	(41)
Net loss	(30,576)	(19,166)
Net loss attributable to noncontrolling interest	(35)	(29)
Net loss attributable to Purple Innovation, Inc.	$(30,541)	$(19,137)

Net loss per share:
Basic	$(0.28)	$(0.18)
Diluted	$(0.28)	$(0.18)

Weighted average common shares outstanding:
Basic	108,386	107,596
Diluted	108,386	107,596

PURPLE INNOVATION, INC.

Condensed Consolidated Statements of Cash Flows

(unaudited – in thousands)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net loss	$(30,576)	$(19,166)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,427	5,050
Non-cash interest	3,736	2,120
Paid-in-kind interest	4,504	2,789
Non-cash restructuring, impairment and other related charges	—	635
Loss on disposal of property and equipment	66	88
Change in fair value – warrant liabilities	6,958	(49)
Stock-based compensation	156	368
Changes in operating assets and liabilities:
Accounts receivable	20,129	8,669
Inventories	1,637	(3,314)
Prepaid expenses and other assets	789	2,229
Operating leases, net	(897)	(848)
Accounts payable	1,377	(9,701)
Accrued compensation	(1,760)	(1,970)
Customer prepayments	(538)	(2,685)
Accrued rebates and allowances	(4,843)	(3,854)
Accrued warranty liabilities	768	(487)
Other accrued liabilities	(2,944)	(2,944)
Net cash provided by (used in) operating activities	2,989	(23,070)

Cash flows from investing activities:
Sale of property and equipment	—	258
Purchase of property and equipment	(1,612)	(2,241)
Investment in intangible assets	(421)	(161)
Net cash used in investing activities	(2,033)	(2,144)

Cash flows from financing activities:
Proceeds from related party loan	—	19,000
Payments for debt issuance costs	(346)	(1,170)
Net cash provided by (used in) financing activities	(346)	17,830

Net increase (decrease) in cash and cash equivalents	610	(7,384)
Cash and cash equivalents, beginning of the year	24,345	29,011
Cash and cash equivalents, end of the period	$24,955	$21,627

PURPLE INNOVATION, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(In thousands)

Management believes that the use of the following non-GAAP financial measures provides investors with additional useful information with respect to the impact of various adjustments, which we view as a better measure of our operating performance. These non-GAAP financial measures are EBITDA, adjusted EBITDA, adjusted gross profit, adjusted operating expenses, adjusted net loss and adjusted net loss per diluted share. Other companies may calculate these non-GAAP measures differently than we do. These non-GAAP measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for our financial results prepared in accordance with GAAP.

Reconciliation of GAAP Net Income (Loss) to Non-GAAP EBITDA and Adjusted EBITDA

A reconciliation of GAAP net income (loss) to the non-GAAP measures of EBITDA and adjusted EBITDA is provided below. EBITDA represents net income (loss) before interest expense, income tax expense, other income, net, and depreciation and amortization. Adjusted EBITDA represents EBITDA excluding costs incurred due to changes in the fair value of the warrant liability, stock-based compensation expense, restructuring related expenses, nonrecurring legal fees, strategic alternative costs, severance cost and showroom opening and closing costs. We believe EBITDA and Adjusted EBITDA provide additional useful information with respect to the impact of various adjustments and provide meaningful measures of our operating performance.

	Three Months Ended March 31,
	2026	2025

GAAP net loss	$(30,576)	(19,166)
Interest expense	8,219	4,764
Income tax expense	47	41
Other income, net	(229)	(69)
Depreciation and amortization	4,427	5,050
EBITDA	(18,112)	(9,380)
Adjustments:
Change in fair value - warrant liability	6,958	(49)
Stock-based compensation expense	156	406
Restructuring related charges	—	2,648
Non-recurring legal fees	—	233
Strategic alternative costs	4,324	174
Severance costs	1,890	1,209
Showroom opening and closing costs	—	33
Adjusted EBITDA	(4,784)	(4,726)

Reconciliation of GAAP Net Loss to non-GAAP Adjusted Net Loss and Adjusted Net Loss per Diluted Share

Our presentation of adjusted net loss assumes that all net loss is attributable to Purple Innovation, Inc. (i.e. there is no allocation of net loss to noncontrolling interests), which assumes the full exchange at the beginning of the period of all outstanding Paired Securities for shares of Class A common stock of Purple Innovation, Inc., adjusted for certain nonrecurring items that we do not believe directly reflect our core operations. Adjusted net loss per share, diluted, is calculated by dividing adjusted net loss by the total shares of Class A common stock outstanding plus any dilutive warrants, options and restricted stock as calculated in accordance with GAAP and assuming the full exchange of all outstanding Paired Securities as of the beginning of each period presented. Adjusted net loss and adjusted net loss per diluted share, are supplemental measures of operating performance that do not represent, and should not be considered, alternatives to net loss and earnings per share, as calculated in accordance with GAAP. We believe adjusted net loss and adjusted net loss per diluted share, supplement GAAP measures and enable us to more effectively evaluate our performance period-over-period. A reconciliation of net loss, the most directly comparable GAAP measure, to adjusted net loss and the computation of adjusted net loss per diluted share, are set forth below:

(in thousands, except per share amounts)	Three Months Ended March 31,
	2026	2025
Net loss	$(30,576)	$(19,166)
Income tax expense, as reported	47	41
Revenue reduction due to SGI contract	941	—
Change in fair value – warrant liabilities	6,958	(49)
Restructuring related charges	—	2,878
Strategic alternative costs	4,324	174
Adjusted net loss before income taxes	(18,306)	(16,122)
Adjusted income tax benefit(1)	4,741	4,176
Adjusted net loss	$(13,565)	$(11,946)

Adjusted net loss per share, diluted	$(0.13)	$(0.11)

Adjusted weighted-average shares outstanding, diluted(2)	108,549	107,761

(1) Represents the estimated effective tax rate of 25.9% for the three months ended March 31, 2026 and 2025, applied to adjusted net income before income taxes. The estimated effective tax rates are what the Company would be subject to and consist of the combined federal statutory tax rate and the Company’s blended state tax rates.

(2) Assumes options and restricted stock units calculated in accordance with GAAP and the full exchange of all outstanding Paired Securities for shares of Class A common stock as of the beginning of the period.

A reconciliation of net income (loss) per share, diluted, to adjusted net loss per diluted share is set forth below for the three months ended March 31, 2026 and 2025:

	For the Three Months Ended
(in thousands, except per share amounts)	March 31, 2026			March 31, 2025
	Net Loss	Weighted Average Shares, Diluted	Net Income per Share, Diluted	Net Loss	Weighted Average Shares, Diluted	Net Income per Share, Diluted
Net loss attributable to Purple Innovation Inc.(1)	$(30,541)	108,386	(0.28)	$(19,137)	107,596	$(0.18)
Assumed exchange of shares(2)	(35)	163		(29)	165
Net loss	(30,576)			(19,166)
Adjustments to arrive at adjusted loss before taxes(3)	12,270			3,044
Adjusted loss before taxes	(18,306)			(16,122)
Adjusted income tax benefit(4)	4,741			4,176
Adjusted net loss	$(13,565)	108,549	(0.13)	$(11,946)	107,761	$(0.11)

(1) Represents net loss attributable to Purple Innovation, Inc. and the associated weighted average diluted shares, of Class A common stock outstanding.

(2) Assumes the full exchange of all outstanding Paired Securities for shares of Class A common stock as of the beginning of the period. Also assumes the addition of net income attributable to noncontrolling interests corresponding with the assumed exchange of the Paired Securities for shares of Class A common stock.

(3) Represents the total impact of all adjustments identified in the adjusted net income table above to arrive at adjusted income before income taxes. Also assumes the dilutive warrants, options and restricted stock as calculated in accordance with GAAP.

(4) Represents the estimated effective tax rate of 25.9% for the three months ended March 31, 2026 and 2025, applied to adjusted net income before income taxes. The estimated effective tax rates are what the Company would be subject to and consist of the combined federal statutory tax rate and the Company’s blended state tax rates assuming no valuation allowance.